Exhibit No. 16

Hein & Associates LLP
333 City Boulevard West, Suite 2100
Orange, CA 92868

September 8, 2004

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Gentlemen:

We have read Ocean West Holding Corporation’s statements included under Item 4.01 of its Form 8-K for September 8, 2004, and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP